Exhibit 31.4

Certification of the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 for the Period

Ended December 31, 2014

CERTIFICATION

I, Steven Finney, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Identiv, Inc.,

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted]

4.	[intentionally omitted]

5.	[intentionally omitted]

Date: December 18, 2015

/s/ Steven Finney
Steven Finney
Interim - Chief Financial Officer
(Principal Financial Officer)